Exhibit 99.1

For investors	For media
+1 858-836-5000	+1 619-510-1281
investorrelations@resmed.com	news@resmed.com

ResMed Inc. Announces Results for the Second Quarter of Fiscal Year 2024

–	Year-over-year revenue grows 12%, operating profit down 2%, non-GAAP operating profit up 20%

–	Resumed share repurchase program, repurchased $50 million during quarter

Note: A webcast of ResMed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, January 24, 2024 – ResMed Inc. (NYSE: RMD, ASX: RMD) today announced results for its quarter ended December 31, 2023.

Second Quarter 2024 Highlights

All comparisons are to the prior year period

•	Revenue increased by 12% to $1.2 billion; up 11% on a constant currency basis

•	Gross margin contracted 50 bps to 55.6%; non-GAAP gross margin grew 10 bps to 56.9%

•	Income from operations decreased 2%; non-GAAP operating profit up 20%

•	Operating cash flow of $272.8 million

•	Diluted earnings per share of $1.42; non-GAAP diluted earnings per share of $1.88

“Our second-quarter fiscal year 2024 results reflect strong double-digit growth across our combined device, masks and accessories, and residential care software businesses, as well as cost discipline to support an acceleration in profitability,” said Mick Farrell, ResMed’s CEO. “We continue to expand the production and delivery of our market-leading flow generator platforms, and we are successfully launching our latest generation platform, AirSense 11, into new markets and geographies around the world. The strong growth in patient flow we’ve seen over the past several quarters has supported ongoing device growth, as well as augmented and accelerated our replenishment programs for sustained mask and accessories growth. Organic growth of our residential care software business in home medical equipment, home health, home nursing, and beyond, catalyzed by strategic acquisitions, continues to deliver and complements our core mask and accessory business growth.

“As we look ahead, ResMed is well-positioned to lean into leading the expansion and growth of sleep health and breathing health. We are the clear leader in a very large and growing market; I’m excited about ResMed’s future as we focus on delivering for our stakeholders through product innovation, operational excellence, and increasing brand awareness as we progress towards our goal of improving 250 million lives in 2025.”

RMD Second Quarter 2024 Earnings Press Release – January 24, 2024	Page 2 of 10

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	December 31, 2023	December 31, 2022	% Change	Constant Currency (A)
Revenue	$1,162.8	$1,033.7	12%	11%
Gross margin	55.6%	56.1%	(1)
Non-GAAP gross margin (B)	56.9%	56.8%	—
Selling, general, and administrative expenses	222.2	211.7	5	4
Research and development expenses	73.9	69.9	6	6
Income from operations	275.1	280.2	(2)
Non-GAAP income from operations (B)	365.5	305.5	20
Net income	208.8	224.9	(7)
Non-GAAP net income (B)	277.3	244.4	13
Diluted earnings per share	$1.42	$1.53	(7)
Non-GAAP diluted earnings per share (B)	$1.88	$1.66	13

	Six Months Ended
	December 31, 2023	December 31, 2022	% Change	Constant Currency (A)
Revenue	$2,265.1	$1,984.0	14%	13%
Gross margin	55.1%	56.5%	(2)
Non-GAAP gross margin (B)	56.4%	57.2%	(1)
Selling, general, and administrative expenses	445.0	404.9	10	9
Research and development expenses	149.6	133.1	12	13
Income from operations	564.1	555.9	1
Non-GAAP income from operations (B)	684.3	596.3	15
Net income	428.2	435.4	(2)
Non-GAAP net income (B)	518.5	466.5	11
Diluted earnings per share	$2.90	$2.95	(2)
Non-GAAP diluted earnings per share (B)	$3.51	$3.17	11

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding, the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency” basis, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

Discussion of Second Quarter Results

All comparisons are to the prior year period unless otherwise noted

•	Revenue grew by 11 percent on a constant currency basis, driven by increased demand for our sleep devices, as well as strong growth across our mask product portfolio.

•	Revenue in the U.S., Canada, and Latin America, excluding Software-as-a-Service, grew by 9 percent.

•	Revenue in Europe, Asia, and other markets, excluding Software-as-a-Service, grew by 12 percent on a constant currency basis.

RMD Second Quarter 2024 Earnings Press Release – January 24, 2024	Page 3 of 10

•	Software-as-a-Service revenue increased by 24 percent, reflecting incremental revenue from our acquisition of MEDIFOX DAN and continued organic growth in our SaaS portfolio.

•

Gross margin decreased by 50 basis points mainly due to costs associated with a field safety notification for masks with magnets. Non-GAAP gross margin increased by 10 basis points, primarily due to reduced freight costs and favorable foreign currency movements, partially offset by an unfavorable product mix and component cost increases.

•

Selling, general, and administrative expenses increased by 4 percent on a constant currency basis. SG&A expenses improved to 19.1 percent of revenue in the quarter, compared with 20.5 percent in the same period of the prior year. The increase in SG&A expenses was mainly due to increases in employee-related expenses and incremental expenses associated with our acquisition of MEDIFOX DAN.

•

We recorded $64.2 million of restructuring related charges associated with an evaluation of our existing operations to increase operational efficiency, decrease costs, and increase profitability. Restructuring charges were comprised of $28.6 million of employee severance and other one-time termination benefits, $33.2 million of intangible asset impairments associated with the wind down of certain business activities, and $2.4 million of other miscellaneous asset impairments.

•	Income from operations decreased by 2 percent, and non-GAAP income from operations increased by 20 percent.

•

Net income for the quarter was $208.8 million and diluted earnings per share was $1.42. Non-GAAP net income increased by 13% to $277.3 million, and non-GAAP diluted earnings per share increased by 13% to $1.88, predominantly attributable to strong sales and modest growth of operating expenses.

•	Operating cash flow for the quarter was $272.8 million, compared to net income in the current quarter of $208.8 million and non-GAAP net income of $277.3 million.

•	During the quarter, we paid $70.7 million in dividends and repurchased 335,000 shares for consideration of $50 million as part of our ongoing capital management.

Other Business and Operational Highlights

•

Introduced a new operating model with three new global leadership positions designed to accelerate long-term profitable growth. Operating model evolution intended to increase the velocity of product development and sharpen focus on customers and brand through a Product-led, Customer-centric, and Brand-enhanced organization. Justin Leong appointed Chief Product Officer, Katrin Pucknat became Chief Marketing Officer, and Mike Fliss named Chief Revenue Officer.

•	Announced the retirement of Rob Douglas, former President and Chief Operating Officer, effective January 1, 2024. Rob remains as a consultant and advisor to the CEO through 2024.

•

Announced the results of a study on the global burden of Chronic Obstructive Pulmonary Disease (COPD) published in the Journal of the American Medical Association (JAMA) Network Open. The study estimates a 23% increase in COPD by 2050, representing 600 million patients globally, with disproportionate increases expected in women (47%) and low- and middle-income countries (32%).

RMD Second Quarter 2024 Earnings Press Release – January 24, 2024	Page 4 of 10

•

Successfully defended patent infringement complaint brought against ResMed by New York University; a significant victory that protects ResMed’s innovation and ongoing investments to provide patients with leading therapy solutions.

Dividend program

The ResMed board of directors today declared a quarterly cash dividend of $0.48 per share. The dividend will have a record date of February 8, 2024, payable on March 14, 2024. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of CHESS Depositary Interests (“CDIs”) trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be February 7, 2024, for common stockholders and for CDI holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from February 7, 2024, through February 8, 2024, inclusive.

Webcast details

ResMed will discuss its second quarter fiscal year 2024 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on ResMed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q2 2024 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on the website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately three hours after the webcast by dialing +1 877-660-6853 (U.S.) or +1 201-612-7415 (outside U.S.) and entering the passcode 13743530. The telephone replay will be available until February 7, 2024.

About ResMed

At ResMed (NYSE: RMD, ASX: RMD) we pioneer innovative solutions that treat and keep people out of the hospital, empowering them to live healthier, higher-quality lives. Our digital health technologies and cloud-connected medical devices transform care for people with sleep apnea, COPD, and other chronic diseases. Our comprehensive out-of-hospital software platforms support the professionals and caregivers who help people stay healthy in the home or care setting of their choice. By enabling better care, we improve quality of life, reduce the impact of chronic disease, and lower costs for consumers and healthcare systems in more than 140 countries. To learn more, visit ResMed.com and follow @ResMed.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding ResMed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, our supply chain, domestic and international regulatory developments, litigation, tax outlook, and macroeconomic conditions of our business – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in ResMed’s periodic reports on file with the U.S. Securities & Exchange Commission. ResMed does not undertake to update its forward-looking statements.

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RMD Second Quarter 2024 Earnings Press Release – January 24, 2024	Page 5 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended		Six Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net revenue	$1,162,801	$1,033,744	$2,265,122	$1,984,038
Cost of sales	501,259	446,724	986,702	849,834
Amortization of acquired intangibles (1)	8,257	7,305	17,164	13,680
Masks with magnets field safety notification expenses (1)	6,351	—	6,351	—
Astral field safety notification expenses (1)	—	—	7,911	—

Total cost of sales	$515,867	$454,029	$1,018,128	$863,514

Gross profit	$646,934	$579,715	$1,246,994	$1,120,524
Selling, general, and administrative	222,155	211,672	445,029	404,860
Research and development	73,880	69,874	149,590	133,062
Amortization of acquired intangibles (1)	11,577	9,563	24,056	17,513
Restructuring expenses (1)	64,228	—	64,228	—
Acquisition related expenses (1)	—	8,412	—	9,157

Total operating expenses	$371,840	$299,521	$682,903	$564,592

Income from operations	$275,094	$280,194	$564,091	$555,932
Other income (expenses), net:
Interest income (expense), net	$(13,805)	$(10,338)	$(28,762)	$(17,472)
Gain (loss) attributable to equity method investments	739	(2,826)	(3,156)	(4,853)
Gain (loss) on equity investments (1)	(1,888)	8,368	(2,491)	5,088
Other, net	(686)	(1,707)	1,963	(3,211)

Total other income (expenses), net	(15,640)	(6,503)	(32,446)	(20,448)

Income before income taxes	$259,454	$273,691	$531,645	$535,484
Income taxes	50,654	48,777	103,423	100,092

Net income	$208,800	$224,914	$428,222	$435,392

Basic earnings per share	$1.42	$1.53	$2.91	$2.97
Diluted earnings per share	$1.42	$1.53	$2.90	$2.95
Non-GAAP diluted earnings per share (1)	$1.88	$1.66	$3.51	$3.17
Basic shares outstanding	147,132	146,704	147,104	146,568
Diluted shares outstanding	147,545	147,405	147,572	147,367

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD Second Quarter 2024 Earnings Press Release – January 24, 2024	Page 6 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	December 31, 2023	June 30, 2023
Assets
Current assets:
Cash and cash equivalents	$210,247	$227,891
Accounts receivable, net	729,740	704,909
Inventories	933,214	998,012
Prepayments and other current assets	504,876	437,018

Total current assets	$2,378,077	$2,367,830
Non-current assets:
Property, plant, and equipment, net	$551,734	$537,856
Operating lease right-of-use assets	153,473	127,955
Goodwill and other intangibles, net	3,390,032	3,322,640
Deferred income taxes and other non-current assets	431,772	395,427

Total non-current assets	$4,527,011	$4,383,878

Total assets	$6,905,088	$6,751,708

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$202,395	$150,756
Accrued expenses	332,136	365,660
Operating lease liabilities, current	24,057	21,919
Deferred revenue	148,897	138,072
Income taxes payable	46,690	72,224
Short-term debt	9,898	9,902

Total current liabilities	$764,073	$758,533
Non-current liabilities:
Deferred revenue	$127,410	$119,186
Deferred income taxes	89,282	90,650
Operating lease liabilities, non-current	140,649	116,853
Other long-term liabilities	72,894	68,166
Long-term debt	1,216,769	1,431,234
Long-term income taxes payable	12,157	37,183

Total non-current liabilities	$1,659,161	$1,863,272

Total liabilities	$2,423,234	$2,621,805

Stockholders’ equity
Common stock	$588	$588
Additional paid-in capital	1,822,918	1,772,083
Retained earnings	4,539,963	4,253,016
Treasury stock	(1,673,263)	(1,623,256)
Accumulated other comprehensive income	(208,352)	(272,528)

Total stockholders’ equity	$4,481,854	$4,129,903

Total liabilities and stockholders’ equity	$6,905,088	$6,751,708

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RMD Second Quarter 2024 Earnings Press Release – January 24, 2024	Page 7 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Three Months Ended		Six Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Cash flows from operating activities:
Net income	$208,800	$224,914	$428,222	$435,392
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	44,784	37,767	89,718	74,040
Amortization of right-of-use assets	8,586	7,772	17,094	15,533
Stock-based compensation costs	19,840	16,464	38,350	33,383
(Gain) loss attributable to equity method investments, net of dividends received	(739)	2,826	3,156	4,853
(Gain) loss on equity investments	1,888	(8,368)	2,491	(5,088)
Non-cash restructuring expenses	33,239	—	33,239	—
Changes in operating assets and liabilities:
Accounts receivable, net	(26,802)	(19,585)	(20,269)	(75,823)
Inventories, net	50,184	(86,020)	77,095	(233,116)
Prepaid expenses, net deferred income taxes and other current assets	(32,575)	(29,862)	(74,590)	(66,646)
Accounts payable, accrued expenses, income taxes payable and other	(34,373)	(17,271)	(35,391)	(9,230)

Net cash provided by operating activities	$272,832	$128,637	$559,115	$173,298
Cash flows from investing activities:
Purchases of property, plant, and equipment	(23,353)	(27,350)	(53,388)	(56,406)
Patent registration and acquisition costs	(1,205)	(4,320)	(12,036)	(7,636)
Business acquisitions, net of cash acquired	(7,504)	(992,125)	(110,688)	(1,011,225)
Purchases of investments	(3,625)	(12,841)	(7,305)	(17,132)
Proceeds from exits of investments	—	—	250	—
(Payments) / proceeds on maturity of foreign currency contracts	(5,456)	10,223	(6,956)	7,181

Net cash used in investing activities	$(41,143)	$(1,026,413)	$(190,123)	$(1,085,218)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	19,524	22,056	20,507	24,666
Purchases of treasury stock	(50,007)	—	(50,007)	—
Taxes paid related to net share settlement of equity awards	(7,797)	(29,654)	(8,022)	(29,713)
Payments of business combination contingent consideration	—	—	(1,293)	—
Proceeds from borrowings, net of borrowing costs	—	1,020,000	105,000	1,070,000
Repayment of borrowings	(130,000)	(15,000)	(315,000)	(45,000)
Dividends paid	(70,678)	(64,500)	(141,275)	(128,931)

Net cash (used in) / provided by financing activities	$(238,958)	$932,902	$(390,090)	$891,022

Effect of exchange rate changes on cash	$8,416	$10,910	$3,454	$387

Net increase / (decrease) in cash and cash equivalents	1,147	46,036	(17,644)	(20,511)
Cash and cash equivalents at beginning of period	209,100	207,163	227,891	273,710

Cash and cash equivalents at end of period	$210,247	$253,199	$210,247	$253,199

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RMD Second Quarter 2024 Earnings Press Release – January 24, 2024	Page 8 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP gross profit” and “non-GAAP gross margin” exclude amortization expense from acquired intangibles and restructuring expense related to cost of sales and are reconciled below:

	Three Months Ended		Six Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenue	$1,162,801	$1,033,744	$2,265,122	$1,984,038
GAAP cost of sales	$515,867	$454,029	$1,018,128	$863,514
Less: Amortization of acquired intangibles (A)	(8,257)	(7,305)	(17,164)	(13,680)
Less: Masks with magnets field safety notification expenses (A)	(6,351)	—	(6,351)	—
Less: Astral field safety notification expenses (A)	—	—	(7,911)	—

Non-GAAP cost of sales	$501,259	$446,724	$986,702	$849,834
GAAP gross profit	$646,934	$579,715	$1,246,994	$1,120,524
GAAP gross margin	55.6%	56.1%	55.1%	56.5%
Non-GAAP gross profit	$661,542	$587,020	$1,278,420	$1,134,204
Non-GAAP gross margin	56.9%	56.8%	56.4%	57.2%

The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended		Six Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP income from operations	$275,094	$280,194	$564,091	$555,932
Amortization of acquired intangibles—cost of sales (A)	8,257	7,305	17,164	13,680
Amortization of acquired intangibles—operating expenses (A)	11,577	9,563	24,056	17,513
Restructuring (A)	64,228	—	64,228	—
Masks with magnets field safety notification expenses (A)	6,351	—	6,351	—
Astral field safety notification expenses (A)	—	—	7,911	—
Acquisition-related expenses (A)	—	8,412	483	9,157

Non-GAAP income from operations	$365,507	$305,474	$684,284	$596,282

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RMD Second Quarter 2024 Earnings Press Release – January 24, 2024	Page 9 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended		Six Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP net income	$208,800	$224,914	$428,222	$435,392
Amortization of acquired intangibles—cost of sales (A)	8,257	7,305	17,164	13,680
Amortization of acquired intangibles—operating expenses (A)	11,577	9,563	24,056	17,513
Restructuring expenses (A)	64,228	—	64,228	—
Masks with magnets field safety notification expenses (A)	6,351	—	6,351	—
Astral field safety notification expenses (A)	—	—	7,911	—
Acquisition-related expenses (A)	—	8,412	483	9,157
Income tax effect on non-GAAP adjustments (A)	(21,868)	(5,812)	(29,886)	(9,272)

Non-GAAP net income (A)	$277,345	$244,382	$518,529	$466,470

GAAP diluted shares outstanding	147,545	147,405	147,572	147,367
GAAP diluted earnings per share	$1.42	$1.53	$2.90	$2.95
Non-GAAP diluted earnings per share (A)	$1.88	$1.66	$3.51	$3.17

(A)

ResMed adjusts for the impact of the amortization of acquired intangibles, restructuring expenses, field safety notification expenses, acquisition-related expenses, and associated tax effects from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

ResMed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. ResMed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. ResMed believes this information provides investors better insight when evaluating ResMed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD Second Quarter 2024 Earnings Press Release – January 24, 2024	Page 10 of 10

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in millions, except for per share amounts)

	Three Months Ended
	December 31, 2023(A)	December 31, 2022(A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$371.3	$345.5	7%
Masks and other	298.0	269.7	10

Total U.S., Canada and Latin America	$669.3	$615.3	9
Combined Europe, Asia, and other markets
Devices	$234.7	$197.3	19%	16%
Masks and other	113.9	104.4	9	4

Total Combined Europe, Asia and other markets	$348.5	$301.7	16	12
Global revenue
Total Devices	$606.0	$542.8	12%	11%
Total Masks and other	411.9	374.2	10	9

Total Sleep and Respiratory Care	$1,017.9	$917.0	11	10
Software-as-a-Service	144.9	116.8	24

Total	$1,162.8	$1,033.7	12	11

	Six Months Ended
	December 31, 2023(A)	December 31, 2022(A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$717.2	$685.1	5%
Masks and other	590.5	508.3	16

Total U.S., Canada and Latin America	$1,307.7	$1,193.4	10
Combined Europe, Asia, and other markets
Devices	$453.5	$375.3	21%	18%
Masks and other	219.7	192.8	14	9

Total Combined Europe, Asia and other markets	$673.2	$568.1	19	15
Global revenue
Total Devices	$1,170.7	$1,060.4	10%	9%
Total Masks and other	810.2	701.0	16	14

Total Sleep and Respiratory Care	$1,980.9	$1,761.4	12	11
Software-as-a-Service	284.2	222.6	28

Total	$2,265.1	$1,984.0	14	13

(A)	Totals and subtotals may not add due to rounding.
(B)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

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